UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2026
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ALTO NEUROSCIENCE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-41944	83-4210124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 450, Mountain View, CA	94041
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 200-0412

N/A
(Former name or former address, if changed since last report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ANRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Equity Plan Amendments

As noted in Item 5.07 below, at the Alto Neuroscience, Inc. (the “Company”) 2026 annual meeting of stockholders (the “Annual Meeting”), the Company’s stockholders approved the Amended and Restated 2024 Employee Stock Purchase Plan (the “A&R 2024 ESPP”). The Company’s Board of Directors adopted the A&R 2024 ESPP on March 16, 2026. A full description of the A&R 2024 ESPP appears in the Company’s Definitive Proxy Statement on Schedule 14A (including the annex thereto) filed with the Securities and Exchange Commission on March 26, 2026 (the “Proxy Statement”) and is incorporated herein by reference. A copy of the A&R 2024 ESPP is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 12, 2026, the Company held the Annual Meeting. The stockholders considered four proposals, each of which is described in more detail in the Proxy Statement. Of the 31,945,516 shares of common stock outstanding as of the record date, 26,762,809 shares, or approximately 83.77%, were present or represented by proxy at the Annual Meeting. Set forth below are the results of the matters submitted for a vote of stockholders at the Annual Meeting.

Proposal No. 1: Election of Directors

The Company’s stockholders approved the Class II director nominees recommended for election at the Annual Meeting to serve as directors until the 2029 annual meeting of stockholders and until the director’s successor has been duly elected and qualified. The votes cast at the Annual Meeting regarding this proposal were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Raymond Sanchez, M.D.	23,133,161	31,432	3,598,216
Gwill York	12,385,501	10,779,092	3,598,216

Proposal 2: Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The votes cast at the Annual Meeting regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,727,215	23,440	12,154	0

Proposal No. 3: Amendment and Restatement of 2024 Equity Incentive Plan

The Company's stockholders did not approve the proposed amendment and restatement of the Company’s 2024 Equity Incentive Plan (the “2024 Plan”) to treat outstanding pre-funded warrants the same as outstanding shares of common stock for purposes of calculating the number of shares to be automatically added to the share reserve thereunder pursuant to the “evergreen” feature of the 2024 Plan. The votes cast at the Annual Meeting regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,838,509	12,205,864	120,220	3,598,216

Proposal No. 4: Amendment and Restatement of 2024 Employee Stock Purchase Plan

The Company’s stockholders approved the proposed amendment and restatement of the Company’s 2024 Employee Stock Purchase Plan to treat outstanding pre-funded warrants the same as outstanding shares of common stock for purposes of calculating the number of shares to be automatically added to the share reserve thereunder pursuant to the “evergreen” feature of the A&R 2024 ESPP. The votes cast at the Annual Meeting regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,946,818	11,097,535	120,240	3,598,216

Item 9.01    Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1+	Amended and Restated 2024 Employee Stock Purchase Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)/
+ Indicates management contract or compensatory plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTO NEUROSCIENCE, INC.

Dated: May 13, 2026	By:	/s/ Amit Etkin
Amit Etkin, M.D., Ph.D.
President and Chief Executive Officer